Exhibit 10.1

ESCROW AGREEMENT

This Agreement is dated as of the 3rd day of November, 2010 among Intellect Neurosciences, Inc., a Delaware corporation (the “Company”), the subscribers listed on Schedule I hereto (“Subscribers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

WITNESSETH:

WHEREAS, on or about April 23, 2010, the Company and several of the Subscribers entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of Notes, shares of the Company’s common stock, and Class A, B and C Warrants (collectivley the “Warrants”) for an aggregate purchase price of $2,320,000; and

WHEREAS, the Company is in need of additional funding and two of the Subscribers have agreed to loan the Company an additional $150,000 (“Purchase Price”); and

WHEREAS, the Company has agreed to deliver Allonges against payment therefor, with such Allonges and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the parties hereto require the purchase price to be released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.          Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪           “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪           “Allonges” shall mean the Allonges amending the terms of the Notes;

▪           “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company;

▪           “Escrowed Payment” means an aggregate cash payment of $150,000 which is the Purchase Price;

▪            “Majority in Interest” shall mean a majority in interest of the Secured Parties as that term is defined in the Security Agreement dated April 23, 2010 consenting to this transaction and to the amendment of the Security Agreement and Guaranty to include the Subscribers to this transaction as secured pari pasu with each Secured Party to the April 23, 2010 transaction pursuant to the “Consent of a Majority in Interest”;

▪           “Notes” Shall have the meaning set forth in the Subscription Agreement;

▪            “Subscriber Legal Fees” shall mean the sum of $5,000;

▪           “Subscription Agreement” means the Subscription Agreement dated April 23, 2010 (and the exhibits and schedules thereto) entered into by the Company and Subscribers in reference to the sale and purchase of the Notes, Common Stock, and Warrants;

▪           Collectively, Allonges, this executed Agreement and Subscriber Legal Fees are referred to as “Company Documents”; and

▪           the Subscribers executed Agreement and Consent of a Majority in Interest are referred to as “Subscriber Documents”.

1.2.         Entire Agreement.  This Agreement along with the Escrowed Payment, Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Escrowed Payment, Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Escrowed Payment, Company Documents and the Subscriber Documents.

1.3.         Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.          Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.          Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.          Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  All parties and the individuals executing this Agreement and other agreements on behalf of the Company, the Escrow Agent and Subscribers agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company, the Escrow Agent and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company, the Escrow Agent and Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Company Deliveries.  On or before the Closing Date, the Company shall deliver the Company Documents to the Escrow Agent.

2.2.           Subscriber Deliveries.  On or before the Closing Date, Subscribers shall deliver to the Escrow Agent the Purchase Price and the Subscriber Documents.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

2.3.           Intention to Create Escrow Over Escrowed Payment, Company Documents and Subscriber Documents.  The Subscribers and Company intend that the Escrowed Payment, Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.           Escrow Agent to Deliver Escrowed Payment, Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Escrowed Payment, Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROWED PAYMENT,
COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment, Company Documents and Subscriber Documents as follows:

(a)          On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers, release the Subscriber Documents to the Company and the Subscriber Legal Fees will be released directly to the Subscriber’s attorneys.

(b)          Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Subscribers, it shall deliver the Escrowed Payment, Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(c)          Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Escrowed Payment, Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscribers acknowledge that the only terms and conditions upon which the Escrowed Payment, Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment, Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Escrowed Payment, Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscribers.

3.3.           Form 8-K.   The Company agrees to file a Form 8-K disclosing the terms of this transaction within one day of the Closing Date.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.          Duties and Responsibilities of the Escrow Agent.  The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Subscribers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Escrowed Payment, Company Documents and Subscriber Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

(c)           The Subscribers and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscribers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscribers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Payment, Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and Company.  If no successor Escrow Agent is named by the Subscribers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Escrowed Payment, Company Documents and Subscriber Documents with the clerk of any such court.

(e)           Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Escrowed Payment, Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)            Escrow Agent may generally engage in any kind of business with either Company or Subscribers or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with either the Company or Subscribers or may act as trustee, agent or representative of either the Company or Subscribers, or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”).  Without limiting the forgoing, Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to the Company or Subscribers for such Other Activities.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.         Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Payment, Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Payment, Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and Company, or (ii) deposit the Escrowed Payment, Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Payment, Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of all of the Escrowed Payment, Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

Intellect Neurosciences, Inc.
45West 36th Street, 3rd Floor
New York, NY 10018
Attn: Elliot Maza, CFO
Fax: (212) 448-9600

With a copy by fax only to:

Sichenzia Ross Friedman Ference LLP

61 Broadway
New York, NY 10006
Attn: Harvey Kersner, Esq.
Facsimile: (212) 930-9725

(b)	If to the Subscribers: to the addresses set forth on Schedule I

With a copy by facsimile only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

(c)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.  In the sole and absolute discretion of the Escrow Agent, the Escrow Agent may accept and rely on any other non-oral method of giving of notice including by email.

5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Subscribers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscribers’ United States taxpayer identification number and other requested information and forms.

5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

5.8           Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment in the amount of $5,000 for the services rendered hereunder. It is understood by all parties that the fee may be deducted from the Escrowed Funds when it becomes due. The Company and the Subscribers shall jointly and severally, reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances, costs, fees or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all wire fees, packaging and postal fees and expenses (including federal express), all reasonable counsel fees and disbursements and all taxes or other governmental charges.  At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrowed Funds for payment of such fees and expenses and all such loss, liability, damage or expenses.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow Agreement, as of the date first written above.

“COMPANY”
INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT	MARLIN CAPITAL MARKETING, LLC

By:	By:
Its:	Its:

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

By:
Name:

Intellect Neurosciences, Inc., by Elliot Maza, its President and CFO acknowledges, agrees and consents to all of the terms of the foregoing Agreement and agrees to undertake to cooperate with Subscribers in fulfilling the purposes and intent of this Agreement and not take any action or suffer inaction inconsistant with Subscribers’ lawful rights under this Agreement, including the amendment of any of the agreements, if necessary, including but not limited to the Security Agreement and Guaranty in order to include the aggregate $150,000 Purchase Price as part of the secured debt.

INTELLECT NEUROSCIENCES, INC.

By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO